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                            AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS , INC.

                                          ARTICLES OF AMENDMENT

                  American Century Quantitative Equity Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   Pursuant to authority  expressly  vested in the Board of Directors of the Corporation by
Section  2-605(a)(2) of the Maryland  General  Corporation  Law, the Board of Directors of the Corporation
has duly adopted  resolutions  authorizing the renaming of duly  established  and allocated  series of the
Corporation's stock as follows:

         Old Series Name                                      New Series Name
         Long-Short Equity Fund                               Long-Short Market Neutral Fund

         SECOND:  These Articles of Amendment shall become effective at 12:01 a.m. on June 30, 2008.

         THIRD:   The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior Vice President and attested by its Assistant
Secretary this 2nd day of June, 2008.

ATTEST:                                                       AMERICAN CENTURY QUANITATIVE EQUITY FUNDS,
                                                              INC.


_/s/ Otis H. Cowan______________                     By:__/s/ Charles A. Etherington_________
Otis H. Cowan                                              Charles A. Etherington
Assistant Secretary                                        Senior Vice President

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